THROUGHOUT THIS AGREEMENT, WHERE INFORMATION HAS BEEN REPLACED BY AN ASTERISK (*), THAT INFORMATION HAS BEEN OMITTED PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED. THE OMITTED INFORMATION HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

                                                                   EXHIBIT 10.68

                                LICENSE AGREEMENT

         THIS AGREEMENT made and entered into as of the 15th day of September 2004, by and between MARIA SHARAPOVA, an individual, c/o International Merchandising Corporation, an Ohio corporation, with offices at IMG Center, Suite 100, 1360 East 9th Street, Cleveland, Ohio 44114-1782 ("Licensor"), and PARLUX FRAGRANCES, INC., a Delaware corporation, with offices at 3725 SW 30th Avenue, Fort Lauderdale, Florida 33312 ("Licensee") (together the "Parties").

                              W I T N E S S E T H :
                              ---------------------

         WHEREAS, Licensor is the sole and exclusive owner of the Licensed Mark (as hereinafter defined) has used and currently is using, directly and through licenses, the License Mark for a variety of products; and

         WHEREAS, Licensee is engaged in the business of manufacturing, promoting and selling Articles (as hereinafter defined) and Licensor desires to obtain the services of Licensee in connection with the manufacture, promotion and sale of the Articles bearing the Licensed Mark; and

         WHEREAS, Licensor is willing to grant Licensee and Licensee desires to obtain from Licensor, the exclusive right and license to use the Licensed Mark in the Territory (as hereinafter defined) for use on and in connection with the manufacture, promotion, distribution and sale of Articles;

         NOW, THEREFORE, in consideration of the premises and mutual agreements contained herein, the parties hereto covenant and agree as follows:

                                    Article 1
                                   Definitions

         The following definitions shall apply:

         A. Territory. All countries of the world and all duty-free-shops, ships, airplanes, military bases and diplomatic missions of every country of the world, including the world-wide web.

         B. Articles. Men's and women's fragrances and related personal beauty care products included in Class 3 such as body lotions, body creme, body mist, hand creme, bath and shower gel, massage oil, dusting powder, after shave balm or gel, deodorant stick and bath soap, which are manufactured, produced, sold, distributed, promoted and advertised by Licensee and which bear the Licensed Mark under this License Agreement.

         C. Licensed Mark. The name Maria Sharapova and such other trademarks as are, from time to time, agreed to by Licensor.

         D. Net Sales. The gross sales price at which Licensee or any Subsidiary or Affiliate (as hereinafter defined) bills its customers for Articles less all documented (i) returns of damaged, defective or other merchandise, trade and cash discounts and allowances, and taxes directly applicable to the sale of Articles (such as sales, use, value added or similar taxes) but only to the extent included in the gross sales price (but no reserves for any of the foregoing), and (ii) freight and shipping charges, insurance costs and duties and other governmental charges paid by Licensee to the extent stated separately on any invoice.

         E. Subsidiary. Any corporation or other entity which is 100% directly or indirectly owned by Licensee.

         F. Affiliate. Any corporation or other entity which is at least 50% owned by Licensee.

         G. Annual Period. Each twelve (12) month period commencing on each July 1st during the term of this Agreement shall constitute and be referred to herein as an "Annual Period" except that the first Annual Period shall commence on the date hereof and shall terminate on June 30, 2006.

                                    Article 2
                                Grant of License

         Upon the terms and conditions of this Agreement, Licensor hereby grants to Licensee, during the term of this Agreement, the sole and exclusive right and license to use the Licensed Mark in the Territory as a trademark in connection with the manufacture, promotion, sale and distribution solely of the Articles and on all brand identifications, packing materials, containers, promotional material, publicity, sales, advertising, newspaper, magazine, radio, television, cinema and similar media presently existing or that may exist in the future, in connection solely with the creation, manufacture, introduction, marketing, distribution, sale and advertising of the Articles, through the channels customarily used to manufacture, sell, distribute, advertise and promote Articles of comparable prestige and quality in the ordinary course of business as described in paragraph A of Article 7 below. Licensor shall not, during any period this Agreement is in effect, grant to any third party any rights to use the Licensed Mark or any other trademark which includes "Maria Sharapova" or any derivative thereof in connection with the Articles during the term of this Agreement. It is understood that the Licensed Marks may not be used in connection with any items for sale or resale, other than Articles as specified herein. Licensee is not entitled to create, reproduce, publish, sell, distribute, transmit, download or otherwise use any "Electronic Media" containing the Licensed Marks, or to license any party to do any of the foregoing, except solely for advertising and promotional purposes and not, in each case, for sale, or resale or distribution in any manner. "Electronic Media" includes, but is not limited to, all forms of electronic, magnetic, digital, optical and laser-based information storage and retrieval systems, floppy diskette-based software, CD-ROM, interactive software and compact discs, floptical disks, ROM Card, silicon chip, on-line electronic or satellite-based data transmission and other such systems, and any other device or medium for electronic reproduction, publication, distribution or transmission, whether now or hereafter known or developed. Notwithstanding anything to the contrary contained herein, nothing shall prevent Licensor from licensing the right to use her name, likeness or any other attribute of Licensor's endorsement, identification or image in connection with any product competitive with, similar to or the same as the Articles (other than fragrances) provided such product is not branded with the Licensor Mark.

                                    Article 3
                             Exclusivity of License

         Licensor will not grant any other license effective during the term of this Agreement for the use of the Licensed Mark on or in connection with the Articles in the Territory. Licensor may use or grant others the right to use the Licensed Mark on or in connection with goods of all other types and descriptions in the Territory. Notwithstanding anything to the contrary contained herein, nothing shall prevent Licensor from licensing the right to use her name, likeness or any other attribute of Licensor's endorsement, identification or image in connection with any product competitive with, similar to or the same as the Articles (other than fragrances) provided such product is not branded with the Licensor Mark. Licensor acknowledges that Licensee presently manufactures and/or distributes in parts of the Territory articles similar to the Articles covered by this Agreement which bear other trademarks. Licensor further acknowledges and consents to the Licensee obtaining other additional licenses for the manufacture and/or distribution of other similar lines during the term of this Agreement. Licensee will not, during the term of this Agreement and thereafter, attack either Licensor's title in and to the Licensed Mark or the validity of this License.

                                    Article 4
                                Term of Agreement

         Subject to the rights of termination set forth in this Agreement, the initial term of this agreement shall commence on the date hereof and shall terminate on June 30, 2008. Licensee shall have the right to renew this Agreement for an additional three-year period provided:

         A. Guaranteed Minimum Royalties (as hereinafter defined) for the initial term of this Agreement have been paid;

         B. Licensee is not otherwise in default hereunder;

         C. Cumulative gross sales of Licensed Products in the first and second Annual Periods are at least *; and

         D. Licensee gives Licensor notice in writing of its intent to renew no later than December 31, 2007.

                                    Article 5
                                 Confidentiality

         The Parties acknowledge that all non-public information relating to the business and operations of Licensor and Licensee which they learn or have learned from the other during or prior to the term of this Agreement is confidential. The Parties acknowledge the need to preserve the confidentiality and secrecy of such information and agree that, both during the term of this Agreement and after the expiration or termination hereof, they shall not use or disclose same, and shall take all reasonable steps to preserve in all respects such confidentiality and secrecy, it being understood that a Party shall have complied with the foregoing obligation if such Party understands at least the same measures and precautions it uses to safeguard its own confidential information. The provisions of this paragraph shall not apply with respect to :

                           A. any information that is generally available to the public other than as a result of disclosure in violation of the foregoing;

                           B. any information that is known to Licensor prior to disclosure by Licensee or independently developed by Licensor;

                           C. any otherwise confidential information that is disclosed to Licensor by a third party and such disclosure by the third party is not, to the best knowledge of Licensor, in violation of any confidentiality agreement of that party to Licensee; or

                           D. information that is required to be disclosed by judicial or administrative order or required to be disclosed to enforce the terms and conditions hereof.

The provisions of this paragraph shall survive the expiration or termination of this Agreement.

                                    Article 6
                               Duties of Licensee

         A. Best Efforts. During the term of this Agreement, Licensee will use its best efforts to exploit the rights herein granted throughout the Territory and to sell the maximum quantity of Articles therein consistent with the high standards and prestige represented by the Licensed Mark. Licensee intends to introduce/launch the Articles throughout the Territory by Fall of 2005; provided, however, in no event shall Licensee introduce/launch the Articles throughout the Territory later than the end of the first Annual Period.

         B. Design and Sample Making. Licensor shall not be responsible for the production, design or sample making of the Articles and Licensee shall bear all costs related thereto.

         C. Compliance with Law. Licensee shall be solely responsible for ensuring that all uses of the Licensed Marks hereunder by any of Licensee comply with applicable law. Licensee agrees that the Articles are, and shall at all times during the term of this Agreement continue to be of first quality, free of any defects, and shall be produced and sold by Licensee in accordance with all national, state, local and other laws, regulations, rules and orders having applicability thereto. All advertising and promotional materials used by Licensee in connection with the sale of such Articles will be true, accurate and complete and will comply with all national, state, local and other laws, regulations, rules and standards having applicability thereto.

                                    Article 7
                                Quality Standards

         A. Manufacture of Articles; Quality Control.

                  (i) The contents and workmanship of Articles shall be at all times of the highest quality consistent with the reputation, image and prestige of the Licensed Mark and Articles shall be distributed and sold with packaging and sales promotion materials appropriate for such highest quality Products. The Parties agree that the Articles shall be of such premium quality, prestige and price similar to that of the Calvin Klein, Ralph Lauren (excluding Purple Label), and Perry Ellis fragrances as of the date of this Agreement.

                  (ii) All Articles shall be manufactured, labeled, sold, distributed and advertised in accordance with all applicable national, state and local laws and regulations.

                  (iii) Licensee shall submit to Licensor the fragrance, scent, packaging and other material, designs, sketches, colors, tags, containers and labels (collectively, the "Approval Package") for Licensor's review and approval, such approval not to be unreasonably withheld or delayed. In the event Licensor does not respond to Licensee within ten (10) business days of Licensor's receipt of all items within the scope of the Approval Package, Licensee shall send Licensor written notice requesting such approval once again (the "Approval Request"). In the event Licensor does not respond to Licensee within three (3) business days of Licensor's receipt of the Approval Request, the items in such Approval Package shall be deemed approved.

                  (iv) During the term of this Agreement, upon Licensor's request, Licensee shall submit, free of charge to Licensor, then current production samples of each Article marketed. Production samples submitted by Licensee for this purpose may be retained by Licensor and Licensor will pay Licensee for any additional production samples Licensee requests and retains at prices equal to Licensee's actual costs. All Articles to be sold hereunder shall be at least equal in quality to the samples presented to Licensor. Licensor and its duly authorized representatives shall have the right, upon reasonable advance notice and during normal business hours, at Licensor's expense, to examine Articles in the process of being manufactured and to inspect all facilities utilized by Licensee in connection therewith.

         B. Required Markings. Licensee shall cause to appear on all packaging of Articles, (i) "the trademark, Maria Sharapova is licensed to Parlux Fragrances, Inc.; and such additional legends, markings and notices complying with the requirements of any law or regulation in the Territory and (ii) such legends, markings and notices as Licensor, from time to time, may reasonably request.

         C. Distribution. In order to maintain the reputation, image and prestige of the Licensed Mark, Licensee's normal distribution patterns shall consist of those retail establishments whose location, merchandising and overall operations are consistent with the products described in paragraph A (i) of
Article 7 above.

         D. Premiums. Licensee shall not sell or otherwise supply to any third party Articles if such Articles are intended to be given away free of charge or sold at a substantial discount by such third party as a part of any plan intended to promote the products, services or business of such third party. The foregoing shall in no way limit or prohibit Licensee from so selling or supplying Articles to third parties if such Articles are part of a plan intended to promote exclusively Licensee's Articles.

         E. Sales Force. During the term of this Agreement, Licensee shall maintain a non-exclusive sales force suitable to carry out the purpose of this Agreement.

                                    Article 8
                           Guaranteed Minimum Royalty

In consideration of both the license granted and the services to be performed by Licensor hereunder, Licensee shall pay to Licensor a Guaranteed Minimum Royalty as follows:

                      Annual Period                  Guaranteed Minimum Royalty
                      -------------                  --------------------------

        First (Execution through June 30, 2006)                   *

        Second (July 1, 2006 through June 30, 2007)               *

        Third (July 1, 2007 through June 30, 2008)                *

         The Guaranteed Minimum Royalty for the Renewal Term, if any, will be as set forth below:

                      Annual Period                  Guaranteed Minimum Royalty
                      -------------                  --------------------------

        Fourth (July 1, 2008 through June 30, 2009)               *

        Fifth (July 1, 2009 through June 30, 2010)                *

        Sixth (July 1, 2010 through June 30, 2011)                *

         The Guaranteed Minimum Royalty for each Annual Period shall be credited against the Sales Royalty for only the same Annual Period as provided in Article 9 below.

         The Guaranteed Minimum Royalty payable for each Annual Period shall be paid to Licensor in two equal semi-annual installments for the corresponding Annual Period on or prior to the 1st day of each July and January; except that, with respect to the first Annual Period, Licensee will pay * to Licensor upon execution of this Agreement and the remaining * on or prior to July 1, 2005.

                                    Article 9
                        Sales Royalty; Withholding Taxes

         Licensee shall pay to Licensor a Sales Royalty on each Annual Period's Net Sales of *. All Sales Royalties due Licensor hereunder shall accrue upon the sale of the Articles. Regardless of time of collection by Licensee, Articles shall be considered "sold" as of the date on which such Articles are invoiced, shipped or paid for, whichever first occurs. If sales are made to any party Affiliated with or related to Licensee, royalties shall be computed based upon the regular wholesale price for such Articles charged to unrelated third parties.

         The Sales Royalty hereunder shall be accounted for and paid quarterly within forty-five (45) days after the close of each period ending September 30, December 31 and March 31 and within sixty (60) days after June 30 during the term of this Agreement (or portion thereof in the event of earlier termination for any reason) (each such date, a "Payment Date"). The Sales Royalty payable for each period during each Annual Period shall be computed on the basis of Net Sales during such Annual Period, with a credit for any Guaranteed Minimum Royalty and Sales Royalty payments made to Licensor for said Annual Period.

         If applicable, Licensee shall compute any payment, on behalf of Licensor, for all taxes (other than United States income taxes) which any governmental authority in the Territory may impose on Licensor with respect to royalties paid by Licensee to Licensor. The amount of such taxes shall be deducted from payments of royalties, provided that Licensor is entitled under applicable law to credit the amount of such taxes against its United States Federal Income Tax obligations. Licensee shall furnish Licensor with an official receipt (together with a translation thereof if not in English) promptly after each such payment of taxes. In the event such taxes are not paid when due, all resulting penalties and interest shall be borne by Licensee.

         No payment of Sales Royalty for any Annual Period in excess of payments of Guaranteed Minimum Royalty for the same Annual Period shall be credited against the Guaranteed Minimum Royalty due to Licensor for any other Annual Period.

                                   Article 10
                                   Advertising

         A. Consumer Advertising. During the first Annual Period, Licensee will spend throughout the Territory for Consumer Advertising (as defined below) at least *.

         Beginning with the second Annual Period, Licensee will spend in the United States for Consumer Advertising at least * of Net Sales in such market for the immediately preceding Annual Period.

         Beginning with the second Annual Period, for the other markets in the Territory, Licensee or its distributors will jointly spend for Consumer Advertising an amount equal to at least * of Net Sales in such markets during the immediately preceding Annual Period.

         It is understood that such required or actual spending shall not in any way reduce Net Sales or Sales Royalties due hereunder or be used to satisfy or offset any other obligation of Licensee hereunder.

         "Consumer Advertising" shall mean direct out-of-pocket costs (excluding overhead or allocated costs) for: the purchase of advertising space of units in newspapers, magazines, television, radio, billboards (including related artwork and production charges for these five categories ) cooperative advertising, retailer demonstration charges, retailers' catalogues, gifts-with-purchase, direct mail, remittance envelopes, blow-ins, billing inserts (both scented and unscented), pamphlets, free goods (excluding those provided to Licensor hereunder), window and counter displays (including testers, dummies, counter cards and other visual aids), in-store demonstrators and models, special events, contests, publicity and promotions.

         B. Services.

            (i) At Licensee's request, Licensor shall make up to four appearances during the first Annual Period and up to two appearances during each subsequent Annual Period in connection with the advertisement, promotion and sale of the Articles upon dates, times and locations mutually agreed to by Licensee and Licensor and scheduled around Licensor's professional and personal schedules. Such appearances may include, but are not limited to: appearances to shoot photos for posters, brochures or in-store displays; photo or production sessions related to video productions, television commercials (in accordance with the provisions of subparagraph (iv) following) and/or other advertising; interactive computer network appearances; playing in exhibition matches and Licensee-sponsored tennis events; and attendance at tennis clinics, workshops, in-store appearances, celebrity events or other appearances. All photographs and stylists used for any photo shoot hereunder are subject to the mutual agreement of Licensor and Licensee, with consideration of Licensee's budget for such photo shoot. However, Licensor shall not be required to participate in any activities (a) which are subject to Federal or state security laws, (b) which would impose a fiduciary duty upon Licensor to Licensee's shareholders, (c) which would cause Licensor to violate any laws, (d) which would cause injury to Licensor or

                  (e) which may subject Licensor to public disrepute. Licensor shall receive no additional remuneration for such appearances except as otherwise expressly provided herein. Licensee further understands that Licensee's unilateral failure to utilize services of Licensor hereunder shall not result in any reduction in payments to Licensor hereunder, nor may unused appearances from one Annual Period be carried forward to another Annual Period. The obligations of Licensor to provide the services hereunder are subject to the condition that payments to Licensor are current and up to date and Licensee is not otherwise in breach of any provisions of the Agreement. If Licensor confirms Licensor's availability for any appearance and Licensor is unable to appear due to illness, injury or other emergency, such non-appearance is not a breach of this Agreement and neither Licensor nor Licensor shall be responsible for any expenses incurred due to such non-appearance. In such event, Licensor and Licensee shall attempt in good faith to reschedule the appearance date. However, Licensor acknowledges that if Licensor fails to fulfill any appearance scheduled in accordance with the provisions of this subparagraph for reasons other than illness, injury or other emergency or other events of force majeure, such failure may cause Licensee to suffer damage and loss which might include, but not necessarily be limited to, costs and expenses associated with the appearance, advertising production costs, advertising or promotional opportunities, and loss of goodwill, the amount and extent of which damage and loss are impracticable to estimate prospectively and will, in the event of such failure, be difficult if not impossible to prove with any acceptable degree of certainty. Therefore, in the event that Licensor fails for any reason other than illness, injury or other emergency or other events of force majeure, to fulfill any such scheduled appearance accepted by Licensor, without Licensee's prior consent, then for each such scheduled appearance which Licensor fails to fulfill, Licensee shall have the right to reduce any fees otherwise due Licensor hereunder hereof by the lesser of (x) Licensee's unrecoverable out-of-pocket costs associated with such appearance and (y) Ten Thousand Dollars ($10,000.00), as and for liquidated damages. Notwithstanding anything to the contrary contained herein, recovery of such liquidated damages shall be the sole and exclusive remedy available to Licensee in connection with such failure to appear by Licensor.

            (ii) In addition, Licensee will be available, as she deems reasonably necessary, to review, comment and provide input on and approval of the Articles and the uses of the Licensed Mark.

            (iii) For each appearance made by Licensor hereunder:

                  a. Licensee agrees to pay all reasonable out-of-pocket
                     expenses incurred by Licensor, a personal companion of Licensor and a representative of Licensor in connection therewith (including, but not limited to first-class air travel, or, at Licensor's option, the value of first class airfare for Licensor, a personal companion of Licensor and a representative of Licensor if Licensor elects to travel by private jet);

                  b. Licensee shall not request any appearance at a time which would conflict with Licensor's obligations as a professional tennis player;

                  c. Unless otherwise agreed upon in advance, no
                     non-production-related appearance shall exceed two (2) hours; no production-related appearance shall exceed eight
                     (8) hours; and no appearance shall exceed twenty-four (24) hours including travel time. For purposes of this paragraph, "media-related" shall refer to appearances made in connection with production sessions for such purposes as photo shoots, print or television advertising or video productions;

                  d. Licensor shall have fulfilled at least one appearance
                     obligation for each calendar day on which services are provided to Licensee in accordance with this Paragraph; and

                  e. Travel time shall be included and considered an appearance or appearances in accordance with the guidelines set forth above if (1) one-way travel time (including all stops, layovers and connections if traveling on a commercial airline) exceeds three hours and (2) Licensor is not otherwise required or previously committed to be at such location for the benefit of a party other than Licensee.

            (iv) If at any time during the term of this Agreement Licensee elects to feature Licensor in a television commercial in connection with the advertisement, promotion and sale of Articles, Licensor agrees that she shall appear for and participate in the filming and production of such television commercial(s) and work cooperatively with Licensee's designated advertising agency, subject to the provisions hereof. Licensor further agrees that, if requested to do so, she will enter into an appropriate talent agreement with Licensee's advertising agency covering Licensor's performance of services and the appearance by Licensor in such television commercial(s). The parties agree for the purposes of this subparagraph that the value of Licensee's use of Licensor in such television commercial(s) shall be reasonably quantified as such sum as Licensor and Licensee's advertising agency may agree upon. If any remuneration shall be paid to Licensor by Licensee's advertising agency for Licensor's performance of services and appearance in such television commercial(s), the net amount of such remuneration shall constitute a credit against any remuneration thereafter payable by Licensee to Licensor pursuant hereto, and Licensee shall be entitled to reduce any subsequent payments of such remuneration due to Licensor by the amount of such credit. Licensee shall insure that its advertising agency pays such pension, welfare and other charges as may be properly levied by any union(s) having jurisdiction over Licensor's appearance in such television commercial(s) which amounts shall be in addition to any other amounts required to be paid hereunder.

                                   Article 11
                   Sales Statement; Books and Records; Audits

         A. Sales Statement. Licensee shall deliver to Licensor on each Payment Date, whether or not a Sales Royalty payment is due, a reasonably detailed report signed by a duly authorized officer of Licensee indicating by quarter the Net Sales and a computation of the amount of Sales Royalty payable hereunder for said period. Such statement shall be furnished to Licensor whether or not any Articles have been sold during the period of which such statement is due.

         Licensee shall deliver to Licensor, not later than ninety (90) days after the close of each Annual Period during the term of this Agreement (or portion thereof in the event of prior termination for any reason), a statement signed by a duly authorized officer relating to said entire Annual Period, setting forth the same information required to be submitted by Licensee in accordance with the first paragraph of this Article and also setting forth the information concerning expenditures for the advertising and promotion of Articles during such Annual Period required by Article 10 hereof.

         B. Books and Records; Audits. Licensee shall prepare and maintain, in such manner as will allow its accountants to audit same in accordance with generally accepted accounting principles, complete and accurate books of account and records (specifically including without limitation the originals or copies of documents supporting entries in the books of account) in which accurate entries will be made covering all transactions, including advertising expenditures, arising out of or relating to this Agreement. Licensee shall keep separate general ledger accounts for such matters that do not include matters or sales related to this Agreement. Licensor and its duly authorized representatives shall have the right, for the duration of this Agreement and for one (1) year thereafter, during regular business hours and upon seven (7) business days advance notice (unless a shorter period is appropriate in the circumstances), to audit said books of account and records and examine all other documents and material in the possession or under the control of Licensee with respect to the subject matter and the terms of this Agreement, including, without limitation, invoices, credits and shipping documents, and to make copies of any and all of the above. All such books of account, records, documents and materials shall be kept available by Licensee for at least two (2) years after the end of the Annual Period to which they relate.

         In the event that an error is discovered in the calculation of the amounts payable to Licensor, the party that received the benefit of the error shall promptly thereafter pay to the other the amount of overpayment or underpayment, as the case may be. If, as a result of any audit of Licensee's books and records, it is shown that Licensee's payments were less than the amount which should have been paid by an amount equal to * or more of the payments actually made with respect to sales occurring during the period in question, Licensee shall reimburse Licensor for the cost of such audit and the next subsequent audit. Licensor's receipt of any royalty statement, or any royalty payment, does not preclude it from challenging the correctness of that royalty statement.

                                   Article 12
                          Indemnification and Insurance

         A. Indemnification of Licensor. Licensee hereby agrees to save and hold Licensor and their agents harmless of and from and to indemnify them against any and all claims, suits, injuries, losses, liability, demands, damages and expenses (including, subject to subparagraph D below, Licensor's reasonable attorneys' fees and expenses) which Licensor may incur or be obligated to pay, or for which either may become liable or be compelled to pay in any action, claim or proceeding against it, for or by reason of any acts, whether of omission or commission, that may be committed or suffered by Licensee or any of its servants, agents or employees in connection with Licensee's performance of this Agreement, including but not limited to those arising out of the alleged defect in any Article produced by Licensee under this Agreement, the manufacture, labeling, sale, distribution or advertisement of any Article by Licensee in violation of any national, state or local law or regulation or the breach of Article 5 hereof. The provisions of this paragraph and Licensee's obligations hereunder shall survive the expiration or termination of this Agreement.

         B. Insurance Policy. Licensee shall procure and maintain at its own expense in full force and effect at all times during which Articles are being sold, with a responsible insurance carrier acceptable to Licensor, a public liability insurance policy including products liability coverage with respect to Articles with a limit of liability not less than US$3,000,000. It shall be acceptable if such coverage is provided by a product liability policy and an additional umbrella policy. Such insurance policies shall be written for the benefit of Licensee and Licensor and shall provide for at least thirty (30) days prior written notice to said parties of the cancellation or substantial modification thereof. Licensor shall be a named insured on each such policy. Such insurance may be obtained by Licensee in conjunction with a policy which covers products other than Articles.

         C. Evidence of Insurance. Licensee shall, from time to time upon reasonable request by Licensor, promptly furnish or cause to be furnished to Licensor evidence in form and substance satisfactory to Licensor of the maintenance of the insurance required by subparagraph B above, including, but not limited to, copies of policies, certificates of insurance (with applicable riders and endorsements) and proof of premium payments. Nothing contained in this paragraph shall be deemed to limit in any way the indemnification provisions of the subparagraph A above.

         D. Notice. Licensor will give Licensee notice of any action, claim, suit or proceeding in respect of which indemnification may be sought and Licensee shall defend such action, claim, suit or proceeding on behalf of Licensor. In the event appropriate action is not taken by Licensee within thirty
(30) days after its receipt of notice from Licensor, then Licensor shall have the right, but not the obligation, to defend such action, claim, suit or proceeding. Licensor may, subject to Licensee's indemnity obligation under subparagraph A above, be represented by its own counsel in any such action, claim, suit or proceeding. In any case, the Licensor and the Licensee shall keep each other fully advised of all developments and shall cooperate fully with each other in all respects in connection with any such defense as is made. Nothing contained in this paragraph shall be deemed to limit in any way the indemnification provisions of the subparagraph A above except that in the event appropriate action is being taken by Licensee by counsel reasonably acceptable to Licensor, with respect to any not-trademark or intellectual property, action, claim, suit or proceeding. Licensor shall not be permitted to seek indemnification from Licensee for attorneys' fees and expenses incurred without the consent of Licensee. In connection with the aforesaid actions, claims and proceedings, the parties shall, where no conflict of interest exists, seek to be represented by common reasonably acceptable counsel. In connection with actions, claims or proceedings involving trademark or other intellectual property matters which are subject to indemnification hereunder, Licensor shall at all times be entitled to be represented by its own counsel, for whose reasonable fees and disbursements it shall be entitled to indemnification hereunder.

                                   Article 13
                                The Licensed Mark

         A. Notwithstanding anything to the contrary contained herein, all uses of the Licensed Mark, materials using or incorporating the Licensed Mark and items used in connection with the Licensed Mark are subject to Licensor's review and approval.

         B. Licensee shall not join any name or names with the Licensed Mark so as to form a new mark, unless and until Licensor consents thereto in writing. Licensee acknowledges the validity of the Licensed Mark, the secondary meaning associated with the Licensed Mark, and the rights of Licensor with respect to the Licensed Mark in the Territory in any form or embodiment thereof and the goodwill attached or which shall become attached to the Licensed Mark in connection with the business and goods in relation to which the same has been, is or shall be used. Sales by Licensee shall be deemed to have been made by Licensor for purposes of trademark registration and all uses of the Licensed Mark by Licensee shall inure to the benefit of Licensor. Licensee shall not, at any time, do or suffer to be done, any act or thing which may in any way adversely affect any rights of Licensor in and to the Licensed Mark or any registrations thereof or which, directly or indirectly, may reduce the value of the Licensed Mark or detract from its reputation.

         C. At Licensor's request, Licensee shall execute any documents, including Registered User Agreements, reasonably required by Licensor to confirm the respective rights of Licensor in and to the Licensed Mark in each jurisdiction in the Territory and the respective rights of Licensor and Licensee pursuant to this Agreement. Licensee shall cooperate with Licensor, in connection with the filing and the prosecution by Licensor of applications to register or renew the Licensed Mark for Articles sold hereunder in each jurisdiction in the Territory where Licensee has reasonably requested the same. Such filings and prosecution outside the U.S. shall be at the expense of Licensee (Licensee shall pay for any application requested in advance) subject to a credit given on a country by country basis for such payments against any royalties due Licensor from sales derived in the particular country where the application was made. Nothing contained herein shall obligate Licensor to prosecute any trademark application outside the U.S. which is opposed or rejected in any country after the application is filed, provided, however, that nay such prosecution shall go forward if (i) Licensee requests same; (ii) Licensee pays for same directly; and (iii) such prosecution is in Licensor's name and directed by Licensor. Licensor shall cooperate fully with any such prosecution. If the prosecution fails, Licensee shall receive no credit for the monies it expended in connection therewith; if the prosecution succeeds, Licensee shall be entitled to receive a credit it against any royalties due Licensor from sales derived in the country of such prosecution.

         D. Licensee shall use the Licensed Mark in each jurisdiction in the Territory strictly in compliance with the legal requirements obtaining therein and shall use such markings in connection therewith as may be required by applicable legal provisions. Licensee shall cause to appear on all Articles and on all materials on or in connection with which the Licensed Mark is used, such legends, markings and notices as may be reasonably necessary in order to give appropriate notice of any trademark, trade name or other rights therein or pertaining thereto.

         E. Licensee shall never challenge the validity of the Licensed Mark or any application for registration thereof, or any trademark registration hereof, or any rights of Licensor therein. The foregoing shall not be deemed to prevent Licensee from asserting, as a defense to a claim of breach of contract brought against Licensee by Licensor for failure to perform its obligations hereunder, that its ceasing performance under this Agreement was based upon Licensor's failure to own the Licensed Mark in the United States of America, provided that it is established in a court of law that Licensor does not own the Licensed Mark, that the Licensed Mark is owned by a third party so as to preclude the grant of the license provided herein.

         F. In the event that Licensee learns of any infringement or imitation of the Licensed Mark or of any use by any person of a trademark similar to the Licensed Mark, it promptly shall notify Licensor thereof. In no event, however, shall Licensor be required to take any action if it deems it inadvisable to do so.

         G. Notwithstanding anything contained to the contrary in this Agreement, in the event that (i) Licensee has (a) promptly notified Licensor that a third party has offered or will soon offer for sale to a third party Articles bearing the Licensed Mark of at least $100,000 at wholesale cost, were the Articles legitimate, which offer is made in the U.S. or, (b) of at least $150,000 at wholesale cost in another country and there is reasonable likelihood of success based on both the facts and the country's past willingness to render judgments against trademark counterfeiters operating in its territory (with proof of same presented by Licensee), and (iii) Licensee has along with such prompt notice presented Licensor with reasonable proof of the foregoing sale or offer, including without limitation the identity and address(es) of the third-party Seller, the location where the counterfeit merchandise is maintained or to be shipped, and the proposed purchaser(s), if any, so as to enable Licensor to proceed expeditiously against the purported third-party Seller and Purchaser and; (ii) Licensor, after investigation of the facts relating to the foregoing notice, which investigation does not disprove the facts in the notice, fails to take reasonably prompt diligent action, first by cease and demand letter to the third-parties (if the purported sale is to post-date the notice), and if such letter is ineffective, fails to take legal action to enjoin the sale, then Licensee shall be entitled to terminate this Agreement on written notice, whereupon, the parties shall owe no further obligations on to the other, except to the extent previously accrued or as provided in Articles 12 and 15 of this Agreement.

         H. Licensor shall not be required to protect, indemnify or hold Licensee harmless against, or be liable to Licensee for, any liabilities, losses, expenses or damages which may be suffered or incurred by Licensee as a result of any infringement or allegation thereof by any other person, firm or corporation, other than by reason of Licensor's breach of the representations made and obligations assumed herein.

                                   Article 14
                              Defaults; Termination

         A. The following conditions and occurrences shall constitute "Events of Default" by Licensee:

            (i) the failure to pay Licensor the full amount due it under any of the provisions of this Agreement by the prescribed date for such payment;

            (ii) the failure to deliver full and accurate reports pursuant to any of the provisions of this Agreement by the prescribed due date therefor;

            (iii) the making or furnishing of a knowingly false statement in connection with or as part of any material aspect of a report, notice or request rendered pursuant to this Agreement;

            (iv)   the failure to maintain the insurance required by Article 12;

            (v) the use of the Licensed Mark in an unauthorized or unapproved manner;

            (vi) Licensee's use of other trademarks or in association with the Articles, without prior written consent of Licensor;

            (vii) the commencement against Licensee of any proceeding in bankruptcy, or similar law, seeking reorganization, liquidation, dissolution, arrangement, readjustment, discharge of debt, or seeking the appointment of a receiver, trustee or custodian of all or any substantial part of Licensee's property, not dismissed within sixty (60) days, or Licensee's making of an assignment for the benefit of creditors, filing of a bankruptcy petition, its acknowledgment of its insolvency or inability to pay debts, or taking advantage of any other provision of the bankruptcy laws;

            (viii) the breach of any other material promise or agreement made herein.

         B. In the event Licensee fails to cure (i) an Event of Default under
Article 14(A)(i) within ten (10) days after written notice of default is transmitted to Licensee, (ii) an Event of Default under Article 14(A)(iii), (v),
(iv), or (vii) within thirty (30) days after written notice of default is transmitted to Licensee; or (ii) Licensee fails to cure any other Event of Default within sixty (60) days after written notice of default is transmitted to Licensee or within such further period as Licensor may allow, this Agreement shall, at Licensor's option, be terminated, immediately upon notice to Licensee, and all the prorated Guaranteed Minimum Royalties for the Annual Period as in
Article 8 above shall become due, without prejudice to Licensor's right to receive other payments due or owing to Licensor under this Agreement or to any other right of Licensor, including the right to damages and/or equitable relief.

         C. Upon the expiration or termination of this Agreement for any reason, Licensee, except as specified below, will immediately discontinue use of the Licensed Mark, will not resume the use thereof or adopt any colorable imitation of the Licensed Mark or any of its parts, will promptly deliver and convey to Licensor (free of all liens and encumbrances) (i) all plates, engravings, silk-screens, or the like used to make or reproduce the Licensed Mark and the Designs, but not the bottle mold or tooling which Licensor shall be entitled to purchase or recover as provided below; and (ii) all items affixed with likeness or reproductions of the Licensed Mark, whether Articles, labels, bags, hangers, tags or otherwise, and, upon request by Licensor, will assign to Licensor such rights as Licensee may have acquired in the Licensed Mark. In the event that this Agreement expires or is terminated by Licensor due to Licensee's default, Licensor shall have an option, but not an obligation, to purchase the bottle mold and tooling for the Articles, free of all liens and other encumbrances, at a price equal to Licensee's cost for same established by submission of bill(s) from supplier and satisfactory proof of payment for same. Licensor shall pay such cost as follows: 50% (fifty percent) at closing and the balance paid by six
(6) equal monthly payments. Licensor shall, at the time exercises its purchase option, enter into a security agreement with Licensee with respect to the mold, which shall entitle Licensee to foreclose on its security interest in the mold in the event Licensor fails to make any installment payment due within fifteen
(15) days after receiving notice of default. Licensor shall exercise its aforesaid option within thirty (30) days after Licensee's submission of documents establishing cost. Notwithstanding the foregoing, if Licensor has terminated this Agreement due to Licensee's default, Licensor, at its option, shall be entitled, in exercising its purchase option, to deduct from the cost price an amount equal to the Sales and Guaranteed Minimum royalties Licensor is entitled to recover, for which deduction Licensee shall receive a credit. In the event Licensor exercises its aforesaid option, Licensee shall be precluded forever from using the bottle molds or tools and from selling or otherwise transferring or licensing any rights whatsoever in the molds or tools to any third party. In the event that Licensor does not exercise its aforesaid option, Licensee shall not use the bottle molds or tools or sell or otherwise transfer or license any rights whatsoever in the bottle mold or tools to any third party for a period of two (2) years after the determination of the fair market value. In the event of any permitted use of the bottle mold and/or tools by Licensee, Licensee shall not use in connection therewith the Licensed Mark, any trademark confusingly similar thereto, any trade dress associated with the Articles, any advertising or promotional materials used in connection with the Articles or any other markings or materials which would cause a reasonable consumer to believe that any new items sold using the bottle mold and tools are authorized by Licensor or in some way associated with the Licensed Mark. Any permitted sale or license of the bottle mold and/or tools by Licensee shall prohibit in writing the purchaser or licensee from using the Licensed Mark, and confusingly similar trademark and any such trade dress, advertising, promotional materials, markings or other materials and shall expressly make Licensor a third party beneficiary of such provision.

                                   Article 15
                       Rights on Expiration or Termination

         A. If this Agreement expires or is terminated for any reason, Licensee shall cease to manufacture Articles (except for work in process or to balance component inventory) but shall be entitled, for an additional period of six (6) months only, on a non-exclusive basis, to sell and dispose of its inventory subject, however, to the provisions of paragraph D of this Article; provided that Licensee shall have no such rights unless (i) Licensee is not in default of any of its obligations hereunder on the date of termination, (ii) within thirty
(30) days after the date of termination, Licensee shall furnish to Licensor a written statement of the number and description of all such products actually in stock on the date of termination, and (iii) the quantity of all such products in stock on the date of termination is not in excess of a reasonable inventory based upon Licensee's sales of all such products during the term of the Agreement. Such sales shall be made subject to all of the provisions of this Agreement and to an accounting for and the payment of Sales Royalty thereon but not to the payment of Guaranteed Minimum Royalties or the crediting of the Sales Royalty against any Guaranteed Minimum Royalty or any other amounts. Such accounting and payment shall be made monthly.

         B. In the event of termination in accordance with Article 14 above, Licensee shall pay to Licensor, the Sales Royalty then owed to it pursuant to this Agreement or otherwise.

         C. Notwithstanding any termination in accordance with Article 14 above, Licensor shall have and hereby reserve all rights and remedies which it has, or which are granted to it by operation of law, to enjoin the unlawful or unauthorized use of the Licensed Mark, and to collect royalties payable by Licensee pursuant to this Agreement and to be compensated for damages for breach of this Agreement.

         D. Upon the expiration or termination of this Agreement, Licensee shall deliver to Licensor a complete and accurate schedule of Licensee's inventory of Articles and of related work in process then on hand (including any such items held by Subsidiaries, Affiliates or others on behalf of Licensee) (hereinafter referred to as "Inventory). Such schedule shall be prepared as of the close of business on the date of such expiration or termination and shall reflect Licensee's cost of each such item. Notwithstanding anything contained to the contrary in this Agreement, Licensor thereupon shall have the option, exercisable by notice in writing delivered to Licensee within thirty (30) days after its receipt of the complete Inventory schedule, to purchase any or all of the Inventory, free of all liens and other encumbrances, for an amount equal to the lowest Licensee's selling price. In the event such notice is sent by Licensor, Licensee shall deliver to Licensor or its designee all of the Inventory referred to therein within thirty (30) days after Licensor's said notice and, in respect of any Inventory so purchased, assign to Licensor all then outstanding orders from Licensee to its suppliers and to Licensee from its customers. Licensor shall pay Licensee for such Inventory within twenty (20) days after the delivery of such Inventory to Licensor. No Sales Royalty shall be payable to Licensor with respect to any such inventory purchased by Licensor.

                                   Article 16
                          Sublicensing and Distribution

         A. The performance of Licensee hereunder is of a personal nature. Therefore, neither this Agreement nor the license or other rights granted hereunder may be assigned, sublicensed or transferred by Licensee, whether to a subsidiary or Affiliate except as approved by Licensor in advance, in writing, which approval will not be unreasonably denied.

         B. Licensee shall be entitled to use distributors in connection with its sale of Articles under this Agreement without approval of Licensor. No such distributor, however, shall be entitled to exercise any of Licensee's rights hereunder except for the sale of Articles which have been approved by Licensor hereunder.

                                   Article 17
                                  Miscellaneous

         A. Representations. The Parties respectively represent and warrant that they have full right, power and authority to enter into this Agreement and perform all of their obligations hereunder and that they are under no legal impediment which would prevent their signing this Agreement or consummating the same. Licensor represents and warrants that it has the right to license Licensee the Licensed Mark and that Licensor has not granted any other existing license to use the Licensed Mark on products covered hereunder in the Territory and that no such license will be granted during the term of this Agreement except in accordance with the provisions hereof.

         B. Licensor's Rights. Not withstanding anything to the contrary contained in this Agreement, Licensor shall not have the right to negotiate or enter into agreements with third parties pursuant to which it may grant a license to use prior to the termination or expiration of this Agreement the Licensed Mark in connection with the manufacture, distribution and/or sale of products covered hereunder in the Territory or provide consultation and design services with respect to such products in the Territory.

         C. Licensor's Retail Stores. In the event Licensor opens one or more retail stores or boutiques selling various products bearing the Licensed Mark, Licensee agrees to sell Articles to Licensor for sale in such stores at regular list prices less an additional 20% (twenty) discount. Licensee further agrees that any sales pursuant to this paragraph shall be included in the computation of Net Sales for any applicable Annual Period hereunder.

         D. Articles for Use by Licensor. Throughout the term of the Agreement Licensee agrees to supply to Licensor, at Licensee's expense, such quantities of Articles as she (or Licensor's designated agent) may reasonably request for Licensor's own use.

         E. Governing Law; Entire Agreement. This Agreement shall be construed and interpreted in accordance with the laws of the State of Florida applicable to agreements made and to be performed in said State, contains the entire understanding and agreement between the parties hereto with respect to the subject matter hereof, supersedes all prior oral or written understandings and agreements relating thereto and may not be modified, discharged or terminated, nor may any of the provisions hereof be waived, orally.

         F. No Agency. Nothing herein contained shall be construed to constitute the Parties hereto as partners or as joint venturers, or either as agent of the other, and licensee shall have no power to obligate or bind Licensor in any manner whatsoever.

         G. No Waiver. No waiver by either Party, whether express or implied, of any provision of this Agreement, or of any breach or default thereof, shall constitute a continuing waiver of such provision or of any other provision of this Agreement. Acceptance of payments by Licensor shall not be deemed a waiver by Licensor of any violation of or default under any of the provisions of this Agreement by Licensee.

         H. Void Provisions. If any provision or any portion of any provision of this Agreement shall be held to be void or unenforceable, the remaining provisions of this Agreement and the remaining portion of any provision held void or unenforceable in part shall continue in full force and effect.

         I. Limitation of Liability. Notwithstanding anything to the contrary contained herein, in the event Licensee incurs any expenses, damages or other liabilities (including, without limitation, reasonable attorneys' fees) in connection with the breach by Licensor of any term or provision hereof, Licensor's liability to Licensee thereunder shall not exceed the remuneration, excluding reimbursement of expenses, actually paid to Licensor by Licensee hereunder.

         J. Construction. This Agreement shall be construed without regard to any presumption or other rule requiring construction against the party causing this Agreement to be drafted. If any words or phrases in this Agreement shall have been stricken out or otherwise eliminated, whether or not any other words or phrases have been added, this Agreement shall be construed as if those words or phrases were never included in this Agreement, and no implication or inference shall be drawn from the fact that the words or phrases were so stricken out or otherwise eliminated.

         K. Force Majeure. Neither party hereto shall be liable to the other for delay in any performance or for the failure to render any performance under the Agreement (other than payment or any accrued obligation for the payment of money) when such delay or failure is by reason of lockouts, strikes, riots, fires, explosions, blockade, civil commotion, epidemic, insurrection, war or warlike conditions, terrorism or threat of terrorism, the elements, embargoes, act of God or the public enemy, compliance with any law, regulation or other governmental order, whether or not valid, or other similar causes beyond the control of the party effected. The party claiming to be so affected shall give notice to the other party promptly after it learns of the occurrence of said event and of the adverse results thereof. Such notice shall set forth the nature and extent of the event. The delay or failure shall not be excused unless such notice is so given. Notwithstanding any other provision of this Agreement, either party may terminate this Agreement if the other party is unable to perform any or all of its obligations hereunder for a period of six (6) months by reason of said event as if the date of termination were the date set forth herein as the expiration date hereof. If either party elects to terminate this Agreement under this paragraph, Licensee shall have no further obligations for the Guaranteed Minimum Royalty beyond the date of termination (which shall be prorated if less than an Annual Period is involved) and shall be obligated to pay any Sales Royalty which is then due or becomes due.

         L. Binding Effect. This Agreement shall inure to the benefit of and shall be binding upon the parties, their respective successors, Licensor's transferees and assigns and Licensee's permitted transferees and assigns.

         M. Resolution of Disputes. This Agreement shall be governed by and interpreted in accordance with the laws of the state of Florida. The parties agree that the procedures set forth herein shall be the exclusive means for resolving any claim, dispute, or controversy arising from or relating to this Agreement, whether sounding in contract, tort, equity, or otherwise, including any dispute over the validity and/or scope of this Section paragraph M or of any other aspect of this Agreement. Any dispute arising under this Agreement will be first referred for resolution to each party's respective management designee. To the extent that such designees cannot resolve the dispute within ten (10) business days of referral to them, the parties agree to try in good faith to settle the dispute by non-binding mediation under the Commercial Mediation Rules of Judicial Arbitration and Mediation Services, Inc. ("JAMS"). Any and all mediation hearings shall be held in Broward County, Florida, unless the parties agree otherwise. If and to the extent after five (5) days of mediation with the mediator, the dispute is not settled, or if the mediator declares an impasse prior to the end of the five (5) day period, then and only then the aggrieved party may pursue arbitration as set forth herein. Any arbitration hereunder shall be conducted under the Dispute Resolution Rules of JAMS as modified herein. Arbitration proceedings shall take place in Broward County, Florida, before a single arbitrator who shall be a lawyer. The parties shall request that JAMS provide them with a list of five (5) arbitrators and each party, beginning with Licensee, shall alternately strike one name from such list until one arbitrator remains and such arbitrator shall conduct the proceedings. All arbitration proceedings shall be confidential. Neither party shall disclose any information about the evidence produced by the other party in the arbitration proceedings, except in the course of judicial, regulatory, or arbitration proceeding, or as may be demanded by government authority. Before making any disclosure permitted by the preceding sentence, a party shall give the other party reasonable advance written notice of the intended disclosure and an opportunity to prevent disclosure. In connection with any arbitration provisions hereunder, each party shall have the right to take the deposition of up to two individuals and any expert witness retained by the other party. Additional discovery may be had only where the arbitrator so orders, upon a showing of substantial need. Only evidence that is directly relevant to the issues may be obtained in discovery. Each party bears the burden of persuasion of any claim or counterclaim raised by that party. The arbitration provisions of this Agreement shall not prevent any party from obtaining injunctive or other equitable relief from a court of competent jurisdiction to enforce the obligations for which such party may obtain provisional relief pending a decision on the merits by the arbitrator. Each of the parties hereby consents to the jurisdiction of Florida courts for such purpose. The arbitrator shall have authority to award any remedy or relief that a court of the State of Florida could grant in conformity to applicable law, except that the arbitrator shall have no authority to award attorneys' fees or punitive damages. Any arbitration award shall be accompanied by a written statement containing a summary of the issues in controversy, a description of the award, and an explanation of the reasons for the award. The arbitrator's award shall be final and judgment may be entered upon such award by any court.

         N. Third Parties. Except as specifically set forth or referred to herein, nothing herein expressed or implied is intended or shall be construed to confer upon or give to any person, corporation or other entity other than the parties hereto and their successors or assigns, any rights or remedies under or by reason of this Agreement.

         O. Assignment/Delegation. Neither Licensee nor Licensor shall assign or delegate their obligations under this Agreement without the prior written consent of the other Party, which will not be unreasonably withheld or delayed, but Licensor shall have the right to assign its financial benefits hereunder. Licensee hereby consents to such assignment, provided Licensor continues to perform its obligations hereunder. Notwithstanding the foregoing, Licensor may assign its rights and/or obligations to any entity controlled by Licensor provided such assignment does not diminish Licensee's rights hereunder.

         P. Survival. The provisions of Articles 11, 12A, 12D, 13, 15, 16, and 17 shall survive any expiration or termination of this Agreement.

         Q. Paragraph Headings. The paragraph headings in this Agreement are for convenience of reference only and shall be given no substantive effect.

                                   Article 18
                                     Notices

         Any notice or other communications required or permitted by this Agreement to be given to a party will be in writing and will be considered to be duly given when sent by certified mail or registered mail, return receipt requested, recognized overnight courier or confirmed facsimile, to the party concerned to the following persons or addresses (or to such other persons or addresses as a party may specify by notice to the other):

     To Licensor:                    Maria Sharapova
                                     c/o International Merchandising Corporation
                                     IMG Center, Suite 100
                                     1360 East 9th Street
                                     Cleveland, Ohio 44114-1782
                                     Telephone:        (212) 436-3454
                                     Facsimile:        (212) 436-3678
                                     Attention:  Max Eisenberg

     with a copy to:                 Polly Grunfeld Sack, Esq.
     --------------
                                     International Merchandising Corporation
                                     IMG Center, Suite 100
                                     1360 East 9th Street
                                     Cleveland, Ohio  44114-1782
                                     Telephone:        (212) 436-3669
                                     Facsimile:        (216) 436-3173

     To Licensee:                    PARLUX FRAGRANCES, INC.
     -----------
                                     3725 SW 30th Avenue
                                     Ft. Lauderdale, Florida, 33312
                                     Attention:  Ilia Lekach
                                     Chairman & CEO
                                     Telephone:        (954) 316-9008
                                     Facsimile:        (954)  316-8155

     with a copy to:                 MITCHELL SCHRAGE & ASSOCIATES
     --------------
                                     126 East 56th Street
                                     New York, New York  10022
                                     Attention:  Mitchell R. Schrage, Esq.
                                     Telephone:        (212) 758-9000
                                     Facsimile:        (212) 758-1616

         Notice of the change of any such address shall be duly given by either party to the other in the manner herein provided.

PARLUX FRAGRANCES, INC.


By:      /s/ Frank A. Buttacavoli                    Date:    September 14, 2004
     ---------------------------------------                  ------------------
         Print name:  Frank A. Buttacavoli
         Title: Exec. VP / COO / CFO


         /s/ Maria Sharapova                         Date:    September 15, 2004
--------------------------------------------                  ------------------
MARIA SHARAPOVA


Soc. Sec. No.: xxx-xx-xxxx


Dated:            September 15, 2004



RATIFIED AND APPROVED:


         /s/  Yuriy Sharapov
---------------------------------
Father


         /s/  Yelena Sharapova
---------------------------------
Mother